                                                                    EXHIBIT 10.2


                              COMMUTATION AGREEMENT

This Agreement is made effective as of March 31, 2004 (the "Commutation Date") by and between PXRE Reinsurance Company and PXRE Reinsurance Ltd. (hereinafter, separately and collectively, referred to as the "Reinsured") and Select Reinsurance Ltd. (hereinafter referred to as the "Reinsurer").

Whereas, the parties hereto desire to effect a commutation and release of each other for all or a portion of the coverage provided under following treaties (hereinafter referred to as the "Commuted Contract Coverages") upon the terms and conditions set forth below:


------------------------------ --------------------------- --------------------------- ----------------------------
                                                                                       Full and complete
                                                           Commuted Contract           commutation of all
Treaty Name                    Underwriting Period(s)      Coverages                   Coverages
------------------------------ --------------------------- --------------------------- ----------------------------
------------------------------ --------------------------- --------------------------- ----------------------------
Obligatory Quota Share         1996, 1997, 1998, 1999,     "Exited Lines" as defined   No, Exited Lines only
                               2000, 2001, 2002            herein
------------------------------ --------------------------- --------------------------- ----------------------------
Variable Quota Share           1996, 1997, 1998, 1999,     "Exited Lines" as defined   No, Exited Lines only
                               2000, 2001, 2002            herein
------------------------------ --------------------------- --------------------------- ----------------------------
Israel CLAL Stop Loss          2000                        All                         Yes
------------------------------ --------------------------- --------------------------- ----------------------------
Israel Phoenix Stop Loss       1998, 1999, 2000            All                         Yes
------------------------------ --------------------------- --------------------------- ----------------------------
Israel Menorah Stop Loss       1998, 1999, 2000            All                         Yes
------------------------------ --------------------------- --------------------------- ----------------------------


"Exited Lines" as used herein shall be those contracts classified by the Reinsured at the time of their writing, except in the instance of manifest error, as one of the following lines of business, which the Reinsured warrants includes all risks ceded by the Reinsured under the subject treaties that are accounted for by Reinsured in its Exited Lines segment in the audited financial statements filed by PXRE Group Ltd or its predecessor with the Securities and Exchange Commission for each of the applicable periods:


                 Direct Casualty Pro Rata
                 Direct Auto Liability Risk XS
                 Direct General Liability -Traditional
                 Direct General Liability -Structured
                 Direct Property Cat & Risk
                 Direct Property Pro Rata
                 Direct Umbrella XS
                 Direct Worker's Comp XS
                 Contingency Credit Cat/Retro
                 Contingency Credit Pro Rata
                 Contingency Credit Risk
                 Facultative Reinsurance
                 International Casualty Pro Rata
                 International Property Pro Rata
                 North American Casualty
                 Lloyd's Syndicate Business

The Reinsured further represents and warrants that it did not cede Exited Lines risks to the Reinsurer in the 2003 underwriting period under the Obligatory Quota Share and the Variable Quota Share treaties.


Now, therefore, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. The Reinsurer shall pay to the Reinsured upon the Commutation Date an amount of $10,183,278 (hereinafter referred to as the "Funds") under the Commuted Contract Coverages. The payment of the Funds shall constitute the "Commutation Payment", which amount represents the mutually agreed upon amount to completely discharge all liabilities of the parties in respect of the Commuted Contract Coverages.

2. The Reinsured and Reinsurer do hereby irrevocably and unconditionally release and forever discharge each other, and their affiliates, parents, subsidiaries and other related or associated companies, officers, directors and shareholders and their heirs, executors, administrators, successors, predecessors and assigns from all past, present and future obligations, losses, offsets, actions, causes of action, suits, debts, sums of money, accounts, damages, judgments, claims, demands or other liability whatsoever, known or unknown, at law or in equity, in contract or in tort, arising under, or in connection with the Commuted Contract Coverages , including, without limitation, any obligation for loss, loss adjustment expenses, reinsurance premiums due, reinsurer's margin, commutation amounts, termination amounts, profit sharing, adjustments, offsets, taxes and any other obligation which might be claimed or demanded by reason of any matter whatsoever arising out of, or in connection with, the Commuted Contract Coverages; it being the intention of the parties that this release operate as a full and final settlement of each party's current and future obligations and liabilities to the other parties hereto with respect to the Commuted Contract Coverages and discharge of any claim by one party against any other party whatsoever arising out of, or in connection with, the Commuted Contract Coverages.

3. Representations and Warranties. Each of the parties hereto expressly severally warrants and represents to each of the other parties hereto that it is a corporation in good standing in its respective place of domicile; that the execution, giving effect to and performance of its obligations under this Agreement is fully authorized by it; that the person executing this Agreement has the necessary and appropriate authority to do so; that this Agreement constitutes a valid and binding obligation of it; that it derives a benefit and will not assert a lack of benefit by reason of its execution of this Agreement; that there are no existing or pending agreements, transactions or negotiations to which it is a party that would render this Agreement or any part thereof void, avoidable or unenforceable; that there is no authorization, consent or approval of any government or regulatory entity which is required to make this Agreement valid and binding upon it; that no claim or account being paid or settled hereunder has previously been assigned or transferred to another person or entity; that no order has been made or petition presented or other step taken for it to be wound up or for the appointment of a liquidator, provisional liquidator, receiver, administrator or other like office holder under the laws of any jurisdiction whatsoever; and that the execution, giving effect to and performance of its obligations under, this Agreement does not contravene or fail to comply with a direction given by any governmental authority having regulatory authority over it.

4. Governing Law. This Agreement shall be interpreted under and be governed by the laws of New York, without regard to any choice of law principles which would apply the law of any other jurisdiction.

5. Entire Agreement. This Agreement shall constitute the entire Agreement between the Parties with respect to the commutation of the Commuted Contract Coverages and may not be amended orally or in writing except by written addendum signed by each of the Parties hereto.

6. No Third Party Beneficiaries. This Agreement shall be binding upon and shall inure solely to the benefit of the Parties hereto and their respective assigns; it being the intent of the Parties not to create any third party beneficiaries hereunder.

7. No Reliance. The Parties acknowledge that they have entered into this Agreement in reliance upon their own independent investigation and analysis and not on the basis of any representation or warranty by the other Parties hereto other than those representations and warranties set forth above.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which shall constitute one and the same Agreement.


IN WITNESS WHEREOF, the Reinsurer and the Reinsured have caused this Agreement to be executed by their duly authorized representatives.




PXRE REINSURANCE LTD.

By:      /s/ Jeff Radke
        ----------------------------

Title:   CEO
        ----------------------------

Date:    April 21, 2004
        ----------------------------


PXRE REINSURANCE COMPANY

By:      /s/ Jeff Radke
        ----------------------------

Title:   CEO
        ----------------------------

Date:    April 21, 2004
        ----------------------------



SELECT REINSURANCE LTD.

By:      /s/ Brant L. Kizer
        ----------------------------

Title:   Vice President
        ----------------------------

Date:    April 21, 2004
        ----------------------------